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                                                                    Exhibit 99.1
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                         NISSAN AUTO LEASE TRUST 2005-A,


                         U.S. BANK NATIONAL ASSOCIATION,
                            as Indenture Trustee and
                                as Secured Party,


                                       and


                         U.S. BANK NATIONAL ASSOCIATION,
                           as Securities Intermediary










                            ------------------------

                                CONTROL AGREEMENT

                          Dated as of __________, 2005

                            ------------------------






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                                TABLE OF CONTENTS



                                                                                                               PAGE
ARTICLE ONE                DEFINITIONS...........................................................................1

         1.01     General Definitions............................................................................1

         1.02     Incorporation of UCC by Reference..............................................................2

ARTICLE TWO                ESTABLISHMENT OF CONTROL OVER SECURITIES ACCOUNTS.....................................2

         2.01     Establishment of Reserve Account...............................................................2

         2.02     "Financial Assets" Election....................................................................2

         2.03     Entitlement Orders.............................................................................2

         2.04     Subordination of Lien; Waiver of Set-Off.......................................................2

         2.05     Notice of Adverse Claims.......................................................................3

ARTICLE THREE              REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SECURITIES INTERMEDIARY..............3

         3.01     Representations, Warranties and Covenants of the Securities Intermediary.......................3

ARTICLE FOUR               MISCELLANEOUS.........................................................................3

         4.01     Choice of Law..................................................................................3

         4.02     Conflict with Other Agreements.................................................................4

         4.03     Amendments.....................................................................................4

         4.04     Successors.....................................................................................4

         4.05     Notices........................................................................................4

         4.06     Termination....................................................................................4

         4.07     Counterparts...................................................................................4


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                                CONTROL AGREEMENT

         This Control Agreement (this "Agreement"), dated as of __________, 2005 (as amended, supplemented or otherwise modified from time to time, this "Agreement") is among Nissan Auto Lease Trust 2005-A, a statutory trust formed pursuant to the laws of the State of Delaware (the "Trust"), U.S. Bank National Association ("U.S. Bank"), in its capacity as indenture trustee (the "Indenture Trustee") on behalf of the holders of the Notes (the "Secured Party") under the Indenture, dated as of __________, 2005 (the "Indenture"), by and between the Trust and the Indenture Trustee, and U.S. Bank, in its capacity as securities intermediary (the "Securities Intermediary").

                                    RECITALS

         WHEREAS, pursuant to the Indenture, the Trust has granted to the Secured Party a security interest in investment property consisting of the Reserve Account, related Security Entitlements and the financial assets and other investment property from time to time included therein to secure payment of the Notes;

         WHEREAS, pursuant to the Indenture, on the date on which the lien of the Indenture is released, rights with respect to the Reserve Account shall be transferred back to the Trust; and

         WHEREAS, the parties hereto desire that the security interest of the Secured Party be a first priority security interest perfected by "control" pursuant to Articles Eight and Nine of the UCC.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

         1.01 General Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement of Definitions, dated as of __________, 2005, by and among the Trust, as issuer (the "Issuer"), NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary (in such capacity, the "Grantor" and the "UTI Beneficiary," respectively), Nissan-Infiniti LT, a Delaware statutory trust (the "Titling Trust"), Nissan Motor Acceptance Corporation, a California corporation ("NMAC"), in its individual capacity, as servicer and as administrative agent (in such capacity, the "Servicer" and the "Administrative Agent," respectively), Nissan Auto Leasing LLC II, a Delaware limited liability company ("NALL II"), NILT, Inc., a Delaware corporation, as trustee to the Titling Trust (the "Trustee" or "Titling Trustee"), Wilmington Trust Company, a Delaware banking corporation, as owner trustee and Delaware trustee (in such capacity, the "Owner Trustee" and the "Delaware Trustee," respectively) and U.S. Bank, as Indenture Trustee and trust agent (in such capacity, the "Trust Agent").


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         1.02 Incorporation of UCC by Reference. Except as otherwise specified herein or as the context may otherwise require, all terms used in this Agreement not otherwise defined herein which are defined in the UCC shall have the meanings assigned to them in the UCC.

         1.03 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,
(i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as "herein", "hereof", and the like shall refer to this Agreement as a whole and not to any particular part, Article, or Section within this Agreement, (iii) the term "include" and all variations thereof shall mean "include without limitation",
(iv) the term "or" shall include "and/or", (v) the term "proceeds" shall have the meaning ascribed thereto in the UCC and (vi) any defined term that relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements, or substitutions that have been or are hereafter executed and delivered in accordance with the terms thereof, except that references to the SUBI Trust Agreement include only such items as related to the 2005-A SUBI and the Titling Trust.

                                   ARTICLE TWO

                ESTABLISHMENT OF CONTROL OVER SECURITIES ACCOUNTS

         2.01 Establishment of Reserve Account. The Securities Intermediary hereby confirms that (i) the Trust has established the Reserve Account with the Securities Intermediary, (ii) the Reserve Account is an account to which financial assets are or may be credited, (iii) the Securities Intermediary shall, subject to the terms of this Agreement and the Indenture, treat the Secured Party as entitled to exercise the rights with respect to any financial asset credited to the Reserve Account, (iv) all property delivered to the Securities Intermediary by or on behalf of the Secured Party for deposit to the Reserve Account will promptly be credited to the Reserve Account and (v) all securities or other property underlying any financial assets credited to the Reserve Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Reserve Account be registered in the name of the Trust, payable to the order of the Trust or specially endorsed to the Trust except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

         2.02 "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Reserve Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

         2.03 Entitlement Orders. If at any time the Securities Intermediary shall receive any Entitlement Order from the Secured Party with respect to the Reserve Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Trust, the Initial Secured Party or any other Person. If at any time the Secured Party notifies the Securities Intermediary in writing that the Lien of the Indenture has been released, the Securities



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Intermediary shall thereafter comply with Entitlement Orders with respect to the
Reserve Account from the Initial Secured Party without further consent by the Trust or any other Person.

         2.04 Subordination of Lien; Waiver of Set-Off. If the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Reserve Account or any Security Entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interests of the Secured Party. The financial assets and other items deposited to the Reserve Account will not be subject to deduction, set-off, banker's lien or any other right in favor of any Person or entity other than the Secured Party (except that the Securities Intermediary may set off against amounts on deposit in the Reserve Account (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Reserve Account and (ii) the face amount of any checks that have been credited to the Reserve Account but are subsequently returned unpaid because of uncollected or insufficient funds).

         2.05 Notice of Adverse Claims. Except for the claims and interests of the Secured Party and the Trust in the Reserve Account, the Securities Intermediary does not know of any claim to, or interest in, the Reserve Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Reserve Account or in any financial asset credited thereto, the Securities Intermediary will promptly notify the Secured Party and the Trust thereof.

                                  ARTICLE THREE

    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SECURITIES INTERMEDIARY

         3.01 Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby represents and warrants to each of the Secured Party and the Trust, and covenants that:

                  (a) The Reserve Account has been established as set forth in
Section 2.01 and the Reserve Account will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of the Reserve Account without the prior written consent of the Secured Party.

                  (b) No financial asset carried in the Reserve Account is or will be registered in the name of the Trust, payable to the order of the Trust, or specially endorsed to the Trust, except to the extent such financial asset has been endorsed to the Securities Intermediary or in blank.

                  (c) This Agreement is the valid and legally binding obligation of the Securities Intermediary, enforceable against the Securities Intermediary in accordance with its terms.

                  (d) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement pursuant to which it agrees to



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comply with Entitlement Orders of any Person other than the Secured Party to the extent provided in Section 2.03, with respect to the Reserve Account.

                  (e) The Securities Intermediary has not entered into any other agreement with the Trust or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders as set forth in Section 2.03.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

         4.01 CHOICE OF LAW. THIS AGREEMENT AND THE RESERVE ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, NEW YORK SHALL BE DEEMED TO BE THE SECURITIES INTERMEDIARY'S JURISDICTION AND THE RESERVE ACCOUNT (AS WELL AS THE SECURITY ENTITLEMENTS RELATED THERETO) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         4.02 Conflict with Other Agreements. There are no other agreements entered into between the Securities Intermediary in such capacity and the Trust with respect to the Reserve Account. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

         4.03 Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

         4.04 Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors.

         4.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to, in the case of (i) the Trust c/o Wilmington Trust Company, at Rodney Square North, 1100
N. Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 651-8882),
Attention: Corporate Trust Administration, with a copy to Nissan Motor Acceptance Corporation, as Administrative Agent, at 990 West 190th Street, Torrance, California 90502 (telecopier no. (310) 324-2542), Attention:
Treasurer, (ii) the Secured Party, at U.S. Bank National Association, 209 South LaSalle Street, Suite 300, Chicago, IL 60604 (telecopier no. (312) 325-8905),
Attention: Nissan Auto Lease Trust 2005-A, and (iii) the Securities Intermediary, at U.S. Bank National Association, 209 South LaSalle, Suite 300, Chicago IL 60604 (telecopier no. (312) 325-8905), Attention: Nissan Auto Lease Trust 2005-A, or as to any of such parties, at such other address as shall be designated by such party in a written notice to the other parties.

         4.06 Termination. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interest in the Reserve Account, are powers



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coupled with an interest and will neither be affected by the bankruptcy of the
Trust nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect with respect to the Reserve Account until the Secured Party shall have notified the Securities Intermediary in writing that its security interests under the Indenture has been terminated.

         4.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

         4.08 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Transferor, the Trustee, the Titling Trust, the Issuer, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

                           [Signature Page to Follow]





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        NISSAN AUTO LEASE TRUST 2005-A

                                        By: WILMINGTON TRUST COMPANY,
                                            not in its individual capacity, but
                                            solely as Owner Trustee



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Indenture Trustee and Secured Party


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Securities Intermediary


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




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